As filed with the U.S. Securities and Exchange Commission on April 2, 2025.

Registration No. 333-286050

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

ETORO GROUP LTD.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

___________________________

British Virgin Islands	6211	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 Sheshet Hayamim St.,
Bnei Brak, Israel 5120261
+972 73-265-6600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

___________________________

Yoni Assia
eToro USA LLC
221 River St 9th floor,
Hoboken, NJ 07030
+1 201-479-0267
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

David J. Goldschmidt Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 Tel: (212) 735-3000	Dan Shamgar Jonathan Irom Matthew Rudolph Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: 972-3-610-3100	Marc D. Jaffe Joshua G. Kiernan Gilad Zohari Michael J. Rosenberg Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Tel: (212) 906-1200

___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

___________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

____________

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standard Codification after April 5, 2012.

Explanatory Note

eToro Group Ltd. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form F-1 (File No. 333-286050) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

(a)    Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are included and incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, to be effective upon the consummation of this offering
4.1

Form of Fifth Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its shareholders from time to time party thereto, to be effective upon the consummation of this offering

5.1*	Opinion of Appleby (BVI) Limited regarding the validity of the Class A common shares being registered
10.1	Form of Indemnification Agreement
10.2†	eToro Group Ltd. 2007 Employee Share Option Plan
10.3†	eToro Group Ltd. 2021 Share Incentive Plan, as amended
10.4†	eToro Group Ltd. 2025 Employee Share Purchase Plan
21.1	List of subsidiaries of the Registrant
23.1**	Consent of Kost Forer Gabbay & Kasierer, a Member of EY Global
23.2*	Consent of Appleby (BVI) Limited (included in Exhibit 5.1)
24.1**	Power of attorney (included in signature pages of Registration Statement)
107**	Registration Fee Table

____________

*         To be filed by amendment.

**       Previously submitted.

†         Indicates a management contract or any compensatory plan, contract or arrangement.

II-1

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on April 2, 2025.

ETORO GROUP LTD
/s/ Jonathan Alexander Assia
Name:	Jonathan Alexander Assia
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on April 2, 2025.

	Name	Title
	/s/ Jonathan Alexander Assia	Chief Executive Officer
	Jonathan Alexander Assia	(Principal Executive Officer)
	*	Chief Financial Officer
	Meron Shani	(Principal Financial Officer and Principal Accounting Officer)
	*	Director
Ronen Assia
	*	Director
Santo Politi
	*	Director
Avner Stepak
	*	Director
Eddy Shalev
*By:	/s/ Jonathan Alexander Assia
Jonathan Alexander Assia
Attorney-in-Fact

II-2

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Hoboken, State of New Jersey, on April 2, 2025.

ETORO USA LLC
By:	/s/ Jonathan Alexander Assia
	Name:	Jonathan Alexander Assia
	Title:	Director

II-3